PROMISSORY NOTE
WRITERS'GROUP FILM CORP.

(the "Borrower")

PROMISSORY NOTE ("Note")
ONE HUNDRED SEVENTEEN THOUSAND FIVE HUNDRED US DOLLARS ($117,500)
PRINCIPAL AMOUNT
DATE OF ISSUANCE: April 4, 2011
DUE: April 4, 2012

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE LAWS OF ANY STATE OR OTHER JURISDICTION. TRANSFER OF THIS NOTE IS RESTRICTED PURSUANT TO SUCH LAWS.

ONE HUNDRED SEVENTEEN THOUSAND FIVE HUNDRED US DOLLARS ($117,500)
DUE: April 4, 2012

1. Note.

1.1 Pursuant to a fully-executed "Loan Agreement" and receipt of the Loan Amount, Writers' Group Film Corp., a Delaware corporation (the "Borrower"), shall be required to pay to Anvil International Ltd., (the "Holder"), to satisfy the indebtedness evidenced by this Note is an amount equal to One Hundred Seventeen Thousand Five Hundred US Dollars ($117,500). The Borrower may satisfy that indebtedness completely if the Borrower pays the Holder an amount equal to One Hundred Seventeen Thousand Five Hundred US Dollars ($117,500) no later than April 4, 2012.

For purposes of this Note, April 4, 2012 shall be defined as the "Due Date".

1.2 Interest shall not be payable hereunder before default, but shall be payable after default, with interest on overdue principal at a monthly rate of 0.50%, compounded monthly.

1.3 Notwithstanding anything to the contrary in this Note or in any other agreement entered into in connection herewith or securing the indebtedness evidenced hereby, it is agreed that the aggregate of all interest and any other charges constituting interest in connection with this loan transaction shall, under no circumstances, exceed the maximum amount of interest permitted by applicable law. In the event the interest rate does exceed the maximum amount of interest allowed under the law, the parties agree to adjust the interest rate such that it would be permissible under the law.

2. Default.

In the event of an occurrence of any event of default specified below, the principal and all accrued interest on the Note shall become immediately due and payable without notice, except as specified below. The occurrence of any of the following events shall constitute an event of default under this Note:

2.1 The Borrower fails to make any payment of principal on this Note when due at maturity, upon repurchase, upon acceleration or otherwise;

2.2 Any default (other than a default set forth in section 2.1 above) in the performance, or breach, of any other covenants or warranty of the Borrower in the Note.

2.3 Any event of bankruptcy, insolvency, foreclosure or reorganization involving the Borrower.

3. Remedies for Default.

If any event of default described in section 2 above is not cured within ten (10) calendar days of written (including e-mailed) notice to Borrower by Holder: The Holder shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on this Note on the stated maturity thereof and to institute suit for the enforcement of any such payment, and such right may not be impaired without the consent of the Holder.

The Holder understands that the issuance and delivery of this Note are subject to full compliance with the provisions of all applicable securities laws and the availability thereunder of any exemption from registration, and this Note may bear a legend to the following effect:

> "THE SECURITIES EVIDENCED HEREBY MAY NOT BE TRANSFERRED WITHOUT (i) THE OPINION OF COUNSEL SATISFACTORY TO THIS CORPORATION THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED, OR (ii) SUCH REGISTRATION."

5. Notices.

Any notice herein required or permitted to be given shall be in writing and may be personally served, sent by United States Mail, certified, or by overnight delivery service, or e-mail. For the purposes hereof, the address and e-mail address of the Holder and of the Borrower are as follows:

Holder:
Attn: John Diaz
3D Conversion Rights LLC
4415 Harding Avenue
Los Angeles, CA 90066

Borrower:
Writers' Group Film Corp.
Attn: Eric Mitchell, CFO
8200 Wilshire Blvd. #200
Beverly Hills, CA 90211

Both the Holder and the Borrower may change the address for service by written notice to the other as herein provided. Contact information for notification purposes shall be the same as above.

6. Amendments.

No amendment, modification or waiver of any provision of this Note nor consent to any departure by the Holder therefrom shall be effective unless the same shall be in writing and signed by the Holder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

7. Successors and Assigns.

This Note shall be binding upon the Borrower and its successors and assigns and the terms hereof shall inure to the benefit of the Holder and its successors and assigns, including subsequent holders hereof.

8. Waiver of Notice.

The Borrower hereby waives presentment, demand for payment, notice of protest and all other demands in connection with the delivery, acceptance, performance, default or enforcement of this Note.

9. Governing Law.

This Note shall be governed by the laws of the State of California.

IN WITNESS WHEREOF, the parties have signed this Note as of the 4th day of April, 2011.

Borrower:

Eric Mitchell

Writers' Group Film Corp.
By: Eric Mitchell, CFO
Its: Chief Financial Officer